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                                                                     Exhibit 4.3

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 19, 2000 (this "Amendment"), is among CORRPRO COMPANIES, INC., an Ohio corporation (the "Company"), CSI COATING SYSTEMS INC. (the "Canadian Borrower" and together with the Company, the "Borrowers"), the lenders set forth on the signature pages hereof (collectively, the "Lenders") and BANK ONE, MICHIGAN, a Michigan banking corporation, as LC Issuer and as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS
                                    --------

         A. The Borrowers, the Agent and the Lenders are parties to a Credit Agreement dated as of June 9, 2000 (as now and hereafter amended, the "Credit Agreement"), pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.

         B. The Borrowers, the Agent and the Lenders desire to amend the Credit Agreement strictly in accordance with the terms hereof.


                                      TERMS
                                      -----

         In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

                                   ARTICLE I.
                                   AMENDMENTS
                                   ----------

         Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

                  1.1 Section 1.1 shall be amended by adding the following language at the end of the definition of "EBITDA": "plus, the value of capital stock of the Company contributed by the Company to employee benefit plans during the period".

                  1.2 Section 1.1 shall be further amended by adding a new definition in appropriate alphabetical order:

                  "Net Cash Proceeds" means, without duplication, in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

                  1.3 Section 2.6 shall be amended by adding a new Section
2.6.7 at the end thereof to read as follows:

                  2.6.7 In addition to all other payments required hereunder, the Borrowers shall prepay the Aggregate Total Outstandings and the Noteholder Obligations, on a pro rata basis

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         based on the Aggregate Total Outstandings under this Agreement and the aggregate outstanding amount of Noteholder Obligations under the Senior Note Agreement at the time of such prepayment, by an amount equal to
         (a) 100% of the Net Cash Proceeds of any Subordinated Indebtedness or similar obligation incurred at any time by any Borrower or any Guarantor, and (b) 100% of the Net Cash Proceeds of any capital contribution to the Company or any of its Subsidiaries (other than a capital contribution by the Company or any Subsidiary) or issuance of any Capital Stock of the Company (other than any issuance by the Company in connection with any employee stock purchase plans or any stock option plans). Such payments shall be applied to the Aggregate Total Outstandings on a pro rata basis between the U.S. Commitment and the Canadian Commitment, and such Commitments shall also be permanently reduced in connection with such prepayment; provided, that the amount of the reduction of the Commitments shall be calculated on a pro rata basis between the Aggregate Commitments (and not on Aggregate Total Outstandings) and the aggregate outstanding principal amount of the Noteholder Obligations.

                  1.4 Section 6.19 shall be amended by deleting Sections 6.19.1 and 6.19.2 and inserting the following in place thereof:

                  6.19.1 CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Company will not permit the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries, determined as of the end of each of its fiscal quarters to be less than (i) 1.25 to 1.0 for the quarters ending September 30, 2000 and December 31, 2000, (ii) 1.40 to 1.0 for the quarter ending March 31, 2001 and (iii) 1.5 to 1.0 thereafter.

                  6.19.2 LEVERAGE RATIO. The Company will not permit the Consolidated Leverage Ratio of the Company and its Subsidiaries, determined as of the end of each of its fiscal quarters, to be greater than (i) 5.70 to 1.0 for the periods ending September 30, 2000 and December 31, 2000, (ii) 4.50 to 1.0 for the period ending March 31, 2001, and (iii) 3.25 to 1.0 thereafter.

         1.5 The Pricing Schedule attached to the Credit Agreement shall be amended by deleting the row entitled "Eurocurrency Rate" and inserting the following in place thereof:

----------------------------------------------------------------------------------------------------
  APPLICABLE           LEVEL I       LEVEL II     LEVEL III     LEVEL IV     LEVEL V     LEVEL VI
  MARGIN                STATUS        STATUS        STATUS      STATUS       STATUS       STATUS
----------------------------------------------------------------------------------------------------
  Eurocurrency Rate     1.20%          1.525%      1.875%         2.05%       2.25%        2.50%
----------------------------------------------------------------------------------------------------



                                   ARTICLE 2.
                                REPRESENTATIONS
                                ---------------

         Each Borrower represents and warrants to the Agent and the Lenders that:

         2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

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         2.2 This Amendment is the legal, valid and binding obligation of such
Borrower enforceable against it in accordance with the terms hereof.

         2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

         2.4 No Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

                                   ARTICLE 3.
                           CONDITIONS OF EFFECTIVENESS
                           ---------------------------

         This Amendment shall not become effective until each of the following has been satisfied:

         3.1 This Amendment shall be signed by the Borrowers and the Lenders.

         3.2 The Company and the Noteholders shall have executed an amendment to the Senior Note Agreement, which amendment shall be satisfactory in form and substance to the Required Lenders.


                                   ARTICLE 4.
                                 MISCELLANEOUS.
                                 --------------

         4.1 Notwithstanding Section 8.2 of the Credit Agreement, each of the Lenders and the Borrowers agree that any amendment, modification or waiver of the letter agreement dated on or about the date hereof between the Agent, on behalf of the Lenders, and the Borrowers shall require only consent of the Borrowers and the Required Lenders.

         4.2 References in the Credit Agreement or in any note, certificate, instrument or other document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

         4.3 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

         4.4 Except as expressly amended hereby, each Borrower agrees that the Credit Agreement, and all documents and agreements executed by such Borrower in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

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         IN WITNESS WHEREOF, the parties signing this Amendment have caused this
Amendment to be executed and delivered as of October 19, 2000.
                                                     --

                                        CORRPRO COMPANIES, INC.

                                        By: /s/ NEAL R. RESTIVO
                                           --------------------------------
                                        Its:  Executive VP and CFO
                                            -------------------------------


                                        CSI COATING SYSTEMS INC.

                                        By: /s/ NEAL R. RESTIVO
                                           --------------------------------
                                        Its: Vice President
                                            -------------------------------

                                        BANK ONE, MICHIGAN, as Agent and
                                        Individually as a Lender

                                        By: /s/ KELLY M. HAMRICK
                                           --------------------------------
                                        Its:  Vice President
                                            -------------------------------

                                        PNC BANK, NATIONAL ASSOCIATION

                                        By: /s/ Ronald L. Bovill
                                           --------------------------------
                                        Its: Sr. Vice President
                                            -------------------------------

                                        KEY BANK

                                        By: /s/ L. James Forshey
                                           --------------------------------
                                        Its: Vice President
                                            -------------------------------

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                                        FIRST MERIT BANK

                                        By:  /s/ EDWARD YANNAYON
                                           --------------------------------
                                        Its: Vice President
                                            -------------------------------

                                        COMERICA BANK

                                        By: BRIAN MARSHALL
                                           --------------------------------
                                        Its: Vice President
                                            -------------------------------

                                        FIFTH THIRD BANK, NORTHEASTERN OHIO

                                        By:  /s/ David J. Williams
                                           --------------------------------
                                        Its: Vice President
                                            -------------------------------